Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-1 (File Nos. 333-281143, 333-288164 and 333-288886) of our report dated March 27, 2026, relating to the consolidated financial statements of Viewbix Inc. (the “Company”) appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2025.

/s/ Brightman Almagor Zohar & Co.
Certified Public Accountants
A Firm in the Deloitte Global Network

Tel Aviv, Israel

March 27, 2026